EXHIBIT 24.1

POWER OF ATTORNEY

We, the undersigned directors of Teradata Corporation, hereby severally constitute and appoint each of Stephen McMillan and Margaret A. Treese our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign for us and in our names to the Registration Statement on Form S-8 with respect to the Teradata 2023 Stock Incentive Plan (As Amended and Restated as of May 15, 2025) and for us and in our names in the capacities indicated below on any and all amendments (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that either such attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have hereunto affixed my signature this 15th day of May, 2025.

/s/ Michael P. Gianoni Michael P. Gianoni	Director
/s/ Lisa R. Bacus Lisa R. Bacus	Director
/s/ Timothy C.K. Chou Timothy C.K. Chou	Director
/s/ Daniel R. Fishback Daniel R. Fishback	Director
/s/ Todd E. McElhatton Todd E. McElhatton	Director
/s/ Kimberly K. Nelson Kimberly K. Nelson	Director
/s/ Joanne B. Olsen Joanne B. Olsen	Director
/s/ John G. Schwarz John G. Schwarz	Director